Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 5, 1998, on our audits of the financial statements of Engelhard Corporation. We also consent to the reference to our firm under the captions "Experts."

Pricewaterhouse Coopers L.L.P.

New York, New York
July 22, 1998